UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________
FORM 8-K
_________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 7, 2020
__________________________________________
U.S. Silica Holdings, Inc.
(Exact name of registrant as specified in its charter)
 __________________________________________
Delaware
(State or other jurisdiction of incorporation)

001-35416	26-3718801
(Commission File Number)	(IRS Employer Identification No.)

24275 Katy Freeway, Suite 600	Katy	Texas	77494
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (281) 258-2170
                  ___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	SLCA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)

Second Amended and Restated 2011 U.S. Silica Holdings, Inc. 2011 Incentive Compensation Plan

The stockholders of U.S. Silica Holdings, Inc. (the Company”) approved the Second Amended and Restated U.S. Silica Holdings, Inc. 2011 Incentive Compensation Plan (the “Plan”) at the Company's 2020 Annual Meeting of Stockholders (the “Annual Meeting”) held on May 7, 2020.

The amendment and restatement of the added Plan provides for an additional 4.025 million shares of stock to be available to be granted to Company employees in the form of of stock options, stock appreciation rights, and stock awards, which may include restricted stock or restricted stock units. A total of 62.05 million shares of Company common stock are subject to the Plan, and all of such shares may be subject to incentive stock options. Awards may be granted under the Plan on or before April 5, 2027.

The Plan was approved by the Company’s Board of Directors on March 12, 2020 subject to stockholder approval. The foregoing description of the Plan is qualified in its entirety by reference to the text of the Plan, which is included as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the Annual Meeting the stockholders of the Company:

Item 1-elected all 7 director nominees;

Item 2- did not approve, on an advisory basis, the compensation of the Company’s named executive officers.

Item 3- recommended, on an advisory basis, that compensation of the Company’s named executive officers be voted on annually.

Item 4- ratified the appointment of Grant Thornton LLP as independent public accounting firm for 2020; and

Item 5- approved the adoption of an amendment and restatement of the Company's 2011 Incentive Compensation Plan.

The final voting results for the proposals presented at the meeting are set forth below:
Item 1-Election of Directors
All director nominees were elected at the Annual Meeting to serve until the 2020 Annual Meeting of Stockholders and until his or her successor is elected and qualified.

	For	Against	Abstain	Broker Non-votes
Peter Bernard	45,887,840	1,987,884	52,703	14,122,131
Diane K. Duren	38,353,182	9,522,572	52,673	14,122,131
William J. Kacal	45,903,043	1,972,052	53,332	14,122,131
Bonnie C. Lind	41,603,962	6,257,271	67,194	14,122,131
Charles Shaver	36,733,317	11,145,161	49,949	14,122,131
Bryan A. Shinn	47,492,126	379,580	56,721	14,122,131
J. Michael Stice	38,307,441	9,562,991	57,995	14,122,131

Item 2- Advisory Resolution to Approve Executive Compensation
The advisory resolution to approve the compensation of the Company’s named executive officers, received approximately 30% of the votes cast in favor of the advisory resolution at the Annual Meeting voting.

For	Against	Abstain	Broker Non-votes
14,272,957	31,355,705	2,299,765	14,122,131
Item 3- Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

The advisory vote on the frequency of future advisory votes on the Company's executive compensation, as described in the Definitive Proxy Statement, was concluded with approximately 97% of the votes cast at the Annual Meeting voting in favor of annual votes.

One Year	Two Years	Three Years	Abstain
46,501,712	93,525	1,188,437	144,753
Item 4- Independent Registered Public Accounting Firm
The proposal to ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm for 2019 was approved with approximately 95% of the votes cast at the Annual Meeting voting for the proposal.

For	Against	Abstain
59,034,928	2,875,839	139,791
Item 5- Amendment and Restatement of the Company's 2011 Incentive Compensation Plan

The proposal to approve the adoption of an amendment and restatement of the Company's 2011 Incentive Compensation Plan, as described in the Definitive Proxy Statement, was approved with approximately 94% of the votes cast at the Annual Meeting voting for the proposal.

For	Against	Abstain	Broker Non-votes
45,183,804	2,626,950	117,673	14,122,131

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits
10.1 Second Amended and Restated U.S. Silica Holdings Inc. 2011 Incentive Compensation Plan, as amended and restated effective February 1, 2020.
104 Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 7, 2020

U.S. SILICA HOLDINGS, INC.

/s/ Stacy Russell
Stacy Russell
Senior Vice President, General Counsel & Corporate Secretary